Exhibit 10.1
OUTSOURCING AND ROYALTY AGREEMENT

THIS AGREEMENT made the ___ day of August, 2009.

B E T W E E N :

LUMONALL INTERNATIONAL CORPORATION, a corporation incorporated pursuant to the laws of British Virgin Islands (hereinafter called the "Grantee")
 OF THE FIRST PART
                                                                   - and -

LUMONALL, INC., a corporation incorporated pursuant to the laws of the State of Nevada (hereinafter called the "Grantor")
 OF THE SECOND PART

WHEREAS the Grantor beneficially owns the rights to distribute Lumonall and Prolink branded photo luminescent glow-in-dark signs and safety way guidance products in North America (the "Master Rights");

AND WHEREAS the Grantor desires to grant and the Grantee desires to obtain the exclusive sub right to distribute photo luminescent products (the “Rights”) under the Master Rights in North America to non-Government parties, all upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained (the adequacy of which consideration as to each of the parties hereto is hereby mutually admitted), the parties hereby covenant and agree as follows.

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1
Definitions - Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)"Agreement" means this Outsourcing and Royalty Agreement and all instruments supplemental hereto or in amendment or confirmation hereof;

(b)"Business" means the business presently carried on by the Grantor being that of a distribution businesses selling branded photo luminescent products, and related and ancillary activities thereto;

(c)"Business Day" means a day other than a Saturday, Sunday or any day on which the principal commercial banks located at Toronto, Ontario are not open for business during normal banking hours;

(d)
"Government" means the Crown in Right of Canada and all its agencies, all Provinces and Territories of Canada and all their agencies and Agents of the Crown in Right of Canada, or of any province, in their capacity as owners or managers of buildings located within Canada;

(e)	"Note" has the meaning attributed thereto in Section 2.3 hereof;

(f)"Parties" means the Grantor and the Grantee, collectively, and "Party" means any one of them;

(g)	"Person" means any individual, corporation, partnership, trustee or trust or unincorporated association, and pronouns have a similarly extended meaning;

1.2	Gender and Number - Words importing the singular include the plural and vice versa; words importing gender include all genders.

1.3
Entire Agreement - This Agreement, including the Schedules hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein.

1.4
Waivers, etc.  -  No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.  No waiver of any of the provisions of this Agreement, in whole or in part, shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.5
Headings - The Article and Section headings contained herein are included solely for convenience of reference, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement.

1.6
Applicable Law - This Agreement and the rights, obligations and relations of the Parties shall be governed by and construed in accordance with the laws of the Province of Ontario applicable therein, and the courts of Ontario shall have exclusive jurisdiction to entertain any action in connection with this Agreement.

1.7
Currency - Unless otherwise specified, all references to currency herein are deemed to mean lawful money of United States of America, and all amounts to be paid or calculated pursuant to this Agreement are to be paid or calculated in lawful money of United States of America.

1.8	Schedules - The following are the schedules attached to and incorporated in this Agreement by reference and deemed to be an integral part hereof:

Schedule A	-	Inventory
Schedule B	-	Note
Schedule C	-	General Security Agreement

ARTICLE 2
GRANT OF RIGHTS

2.1
Royalty - The Grantor hereby grants the Rights to the Grantee for a royalty to be paid by the Grantee to the Grantor (the “Royalty”). The Royalty shall be calculated as ten percent (10%) of gross margin for the ten (10) year period beginning on the Closing Date (the “Term”). For greater certainty, the total amount due to the Grantor as Royalty is unlimited during the ten year Term. Gross margin is defined as gross sales, less payment discounts, direct cost of goods sold, applicable taxes and sales commissions. The Royalty shall be paid in arrears on the last business day of the following month for the calendar month in which the Royalty has accrued and became payable.

All amounts to be paid by the Grantee to the Grantor in terms of this agreement, shall be paid by the Grantee to the Grantor into a bank account nominated in writing from time to time by the Grantor without set-off or deduction of any nature and free of exchange.

Any amount payable by the Grantee to the Grantor, which is not paid on due date shall, without prejudice to the Grantor's other rights, bear interest at the greater of the prime rate plus 3% flat or if such rate exceeds the maximum rate permissible by law, the then maximum interest rate permitted by law calculated from due date for payment thereof or, in the case of an amount payable by way of damages with effect from the due date those damages are sustained, to date of actual payment.

The Grantee shall provide the Grantor with documentary confirmation in respect of each and every payment made to the Grantor as the case may be, under this Agreement by fax on the date of each such payment to the address detailed in 6.4 of this Agreement.

2.2	Business Assets - The Grantor hereby sells and the Grantee hereby purchases inventory of the Grantor (the “Inventory”) as described in Schedule A, for cash consideration of $17,521 at Closing.

2.3
Tradename - The Grantor hereby sells and the Grantee hereby purchases all intellectual property, websites, Internet domain names associated with the tradename “Lumonall” (the “Tradename”), for a $200,000 secured promissory note (the “Note”) in form as described in Schedule B. The Note shall bear interest at Canadian bank prime rate per annum, payable at maturity and shall mature on the earlier of; i) the transfer, sale or assignment of the Tradename by the Grantee, or ii) five years from the Closing Date. The Grantee agrees to pledge the Tradename as the security for the payment of the Note and execute a first charge General Security Agreement in favour of the Grantor as security for the Note.

2.4	Reporting

On or before the last business day of each and every month during the term hereof, the Grantee shall deliver to the Grantor, a written statement, in such form as the Grantor shall reasonably require, certifying by the Grantee the gross sales for the preceding calendar month.  The Grantee shall keep and preserve full and complete records of all Gross Sales for at least six (6) years after the end of each calendar year during the term, in manner and form satisfactory to the Grantor and shall also deliver such additional financial, operating and other information and reports as the Grantor may reasonably request, on the forms and in the manner prescribed by the Grantor from time to time. The Grantee further agrees to submit within ninety (90) days after the end of each fiscal year of his operation, a profit and loss statement and balance sheet (and, if requested by the Grantor, certified by a Chartered Accountant approved by the Grantor, and after consultation with the Grantor), covering each fiscal period of operation.  The original of all statements and reports required by this paragraph shall be delivered to the Grantor.

The Grantor or his representative shall have the right to inspect and audit the accounts, books, records, at all reasonable times, to ensure that the Grantee is complying with the terms of this Agreement.

Any such inspection, examination and/or audit shall be at the cost of the Grantor unless same is either necessitated by failure of Grantee to prepare and deliver its Statement of Gross Sales or Statements, or to keep and preserve records as herein provided.  In the event that the audit shall disclose that gross sales as reported by the Grantee shall have been understated by an amount in excess of 3% of the Gross Sales reported by the Grantee, then the cost of the audit shall be paid by the Grantee forthwith upon presentation to the Grantee of the auditor's account together with all outstanding Royalty Fees and interest chargeable thereon as otherwise provided for in this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Grantor - The Grantor hereby represents and warrants to the Grantee as follows.

(a)
Organization and Valid Existence;  the Grantor - The Grantor is a corporation duly incorporated and organized and is validly existing under the laws of State of Nevada, and the Grantor has all necessary corporate power, authority and capacity to grant the Rights.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Grantor.

(b)
Enforceability of Obligations - This Agreement constitutes a valid and binding obligation of the Grantor enforceable against it in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)	Right to Grant - The Grantor:

(i)is the sole beneficial owner of the Master Rights;

(ii)has the exclusive right to grant the Rights as herein provided and such grant will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law to which the Vendor is a party or subject or by which the Grantor is bound or affected; and

(iii)
is the holder of record of the Master Rights, free and clear of any liens, charges, encumbrances or rights of others (other than the rights of the Grantee hereunder) and no Person (other than the Grantee hereunder) has any agreement, option or any rights capable of becoming an agreement or option for the acquisition of the Rights.

(d)	Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere (or registrations, declarations, filings or recordings with any such authorities) required in connection with this Agreement, have been obtained.

(f)	Change of Name –the Grantor hereby undertakes to change its name as soon as practically possible under business and securities law following the execution of this Agreement

3.2	Representations and Warranties of the Grantee - The Grantee hereby represents and warrants to the Grantor as follows:

(a)
Organization and Valid Existence - The Grantee is corporation duly incorporated, organized and validly existing under the laws of the British Virgin Islands and has all necessary power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder.

(b)
Enforceability of Obligations - This Agreement constitutes a valid and binding obligation of the Grantee enforceable against it in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)
Absence of Conflicting Agreements - The Grantee is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein.

(d)	Residence of the Grantee - The Grantee is not a non-resident Canadian within the meaning of the Investment Canada Act.

(e)
Litigation - There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the Grantee, threatened against or involving the Grantee or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator which, in any such case, might adversely affect the ability of the Grantee to enter into this Agreement or to consummate the transactions contemplated hereby.  The Grantee is not aware of any existing ground on which any such action, suit or proceeding may be commenced with any reasonable likelihood of success.

(f)
Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere (or registrations, declarations, filings or recordings with any such authorities) required in connection with this Agreement, have been obtained.

3.3
Nature and Survival of Representations, Warranties and Covenants - All statements contained in any certificate or other instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party hereunder.  All representations, warranties, covenants and agreements herein contained on the part of each of the Parties shall survive the Closing, the execution and delivery hereunder of share or security transfer instruments and other documents of title to the Rights and the payment of the consideration therefor, provided that the representations and warranties contained in Sections 3.1 and 3.2 (except with respect to tax matters or the title of the Grantor to the Rights which shall survive forever), shall only survive for a period of 2 years from the date of the execution of this Agreement, if no claim shall, prior to the expiry of the said period, have been made hereunder against a Party hereto with respect to any incorrectness in or breach of any such representation or warranty, such Party shall have no further liability hereunder with respect to such representation or warranty.

ARTICLE 4
GENERAL

4.1
Assignment ─ The Grantee shall not directly, indirectly or contingently, sell, assign, transfer, convey, mortgage or encumber, in any way, this Agreement or any right or interest herein or hereunder, or suffer or permit any such assignment, transfer or encumbrance to occur either voluntarily or by operation of law unless the written consent of the Grantor is first had and obtained (which consent may be arbitrarily withheld) save and except for the assignment of the Tradename by the Grantee to Lumonall International Corporation, a BVI corporation, to which the Grantor hereby grants its consent to such assignment.

4.2
Grantee not an Agent ─ The Grantee shall have no authority, express or implied, to act as agent of the Grantor, or any of their affiliates for any purpose.  The Grantee is, and shall remain, an independent contractor responsible for all obligations and liabilities of, and for all loss or damage to its business including any personal property, equipment, fixtures or real property connected therewith and for all claims or demands based on damage or destruction of property or based upon injury, illness or death of any person or persons, directly or indirectly, resulting from the operation of the Business.

4.3
Material Breach ─ The parties agree that the happening of any of the following events shall constitute a material breach of this Agreement and violate the essence of the Grantee's obligations and, without prejudice to any other of its rights or remedies at law or equity, the Grantor, at its option, may forthwith terminate this Agreement upon the happening of any of the following events:

(a)	If the Grantee shall default in the performance of any of the terms, covenants, undertakings or conditions of this Agreement including its obligation to make prompt payment of Royalties when due;

(b)
If the Grantee shall be adjudicated a bankrupt, become insolvent, or if a receiver, whether permanent or temporary, for all or substantially all of the Grantee's property, shall be appointed by any person, or if the Grantee shall make a general assignment for the benefit of his creditors, or shall make a proposal under the Bankruptcy Act, or commence any proceedings to wind-up or liquidate or dissolve his business;

(c)	if any judgment or judgments or any federal, provincial or legal tax lien against the Grantee remains unsatisfied or unbonded of record in excess of thirty (30) days;

(d)	If the Grantee shall violate the terms of this Agreement by the use Tradename and carrying on of business with Government parties in contravention of this Agreement.

(e)	If any assignment, pledge, hypothecation, sale or other transfer of any interest of the Grantee in the Tradename shall occur without the prior written consent of the Grantor;

(f)	If the Grantee shall falsify the report to the Grantor of the Gross Sales and gross margin used to calculate the Royalty payable to the Grantor;

In addition to and without prejudice to the rights and remedies of the Grantor to terminate the Agreement, the Grantor shall have the right to seek judicial enforcement of its rights and remedies including, and not by way of limitation, injunctive relief, damages or specific performance.

Upon termination of this Agreement for any reason, the Grantee shall immediately discontinue the use of the Tradename in conjunction with the Business. The Grantee agrees to execute all documents on the Grantor's behalf to give effect to the foregoing. The Grantee named in this Agreement and any permitted assignee acknowledges and agrees that all its warranties, representations, covenants, obligations, agreements and undertakings set out in the Agreement shall survive the assignment and the termination of this Agreement, whether such termination be by expiration or for any other reason, notwithstanding the termination of the Grantee rights under this Agreement.

No waiver by the Grantor of any default in performance on the part of the Grantee, or a like waiver by the Grantor of any breach or a series of breaches, shall constitute a waiver of any subsequent breach or default or a waiver of the terms of this Agreement.  Any waiver to be binding upon the Grantor shall be in writing and signed by the Grantor.

If the Grantor institutes any action at law or in equity against the Grantee to secure or protect the Grantor's rights under or to enforce the terms of this Agreement, the Grantor shall be entitled to recover in addition to any judgment entered in its favour, such reasonable solicitor's fees as may be allowed by the Court, together with court costs and expenses of such litigation and such costs and damages as may be provided by law.

4.4
Public Notices - Except for disclosures required by law, all public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Grantor and the Grantee and no Party shall act unilaterally in this regard without the prior approval of the Grantor and the Grantee or the other of them, such approval not to be unreasonably withheld.

4.5
Expenses - All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

4.6	Time - Time shall be of the essence hereof.

4.7	Notices - Any notice, direction or other document required or permittted to be given herunder or for the purposes herof (hereinafter in this Section 6.4 called a "notice") to any Party shall be in writing and shall be sufficiently given if delivered, if sent by prepaid registered mail or if transmitted by facsimile tested prior to transmission to such Party:

(a)	in the case of a notice to the Grantor at:

3565 King Road, Unit 102
King City, Ontario L7B 1M3
with a facsimile number of 905-833-9847
Attention: John Simmonds

(b)in the case of a notice to the Grantee if delivered or sent by facsimile as above at:

       C/O 175 Romina Drive
Concord, Ontario L4K 4V3
                               with a facsimile number of 905-761-0334
Attention: Angelo Catenaro

or at such other address as the Party to whom such writing is to be given shall have last notified the Party giving the same in the manner provided in this section.  Any notice delivered to the Party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the first Business Day next following such day.  Any notice mailed as aforesaid shall be deemed to have been given and received on the third Business Day following the date of its mailing.  Any notice transmitted by facsimile communication shall be deemed given and received on the first Business Day after its transmission.

4.8
Assignment - Neither this Agreement nor any rights or obligations hereunder shall be assignable by any Party without the prior written consent of the other Party hereto, not unreasonably withheld.  This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators and successors and permitted assigns.

4.9
Further Assurances - The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

4.10
Severability - If any covenant or provision of this Agreement is prohibited in whole or in part in any jurisdiction, such covenant or provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining covenants and provisions hereof and shall, as to such jurisdiction, be deemed to be severed from this Agreement to the extent of such prohibition.

4.11
Counterparts - This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have hereunto duly executed this Agreement as of the date first written above.

LUMONALL, INC.
By:
Name: John G. Simmonds Title: CEO I have authority to bind the Corporation

LUMONALL INTERNATIONAL CORPORATION
By:
Name: Angelo Catenaro Title: President I have authority to bind the Corporation

Schedule A

INVENTORY

Omitted Intentionally

Schedule B

PROMISSORY NOTE

AMOUNT: US$200,000	•DATE: August 20, 2009

FOR VALUE RECEIVED the undersigned promises to pay to LUMONALL INC. (the "Holder"), or as the Holder may direct in writing, the principal sum of $200,000 (the “Principal Sum”) in lawful money of the United States of America payable at the address of the Holder at 3565 King Road, Suite 102, King City, Ontario, L7B 1M3 or at such other place as the Holder may designate in writing. The Principal Sum is to be payable on the earlier of; i) August 20, 2014, or ii) the date the undersigned transfers, assigns or sells the tradename “Lumonall”.

The Holder shall have no recourse to enforce such payment except that the Holder may enforce against the tradename “Lumonall” pursuant to the terms of the General Security Agreement of the date hereto.

Interest shall accrue in respect of the Principal Sum hereunder at a rate of Canadian Schedule A bank prime and shall be paid at maturity.  The undersigned shall have the right to prepay the whole or any part of the principal amount of this promissory note from time to time without notice, bonus or penalty.  Any and all monies payable hereunder shall be paid to the Holder or as it may otherwise direct.

Demand, presentment, protest and notice of non-payment are hereby waived by the undersigned.

Time shall be of the essence hereof.

This promissory note shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

This promissory note shall enure to the benefit of the Holder and the Holder's successor and assigns, and shall be binding on the undersigned and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has duly executed this promissory note this 20th day of August, 2009.

LUMONALL INTERNATIONAL CORPORATION
Per:
Name: Title
I have the authority to bind the corporation.

Schedule C

GENERAL SECURITY AGREEMENT

THIS AGREEMENT made this 20th day of August, 2009,

B E T W E E N:

LUMONALL INTERNATIONAL CORPORATION, a corporation incorporated pursuant to the  laws of the British Virgin Islands with offices care of 175 Romina Drive,

 Concord, Ontario, L4K 4V3

(hereinafter referred to jointly and severally as the “Debtor”)

 OF THE FIRST PART

- and -

LUMONALL, INC. a corporation incorporated pursuant to the laws of the

State of Nevada

(hereinafter referred to as the “Secured Party”)

 OF THE SECOND PART

WITNESSES THAT:

WHEREAS pursuant to an Outsourcing and Royalty Agreement dated August 20, 2009 Lumonall International Corporation (the “Corporation”) agreed to purchase the Rights and Tradename of “Lumonall” from the Secured Party and agreed to provide a general security agreement from the

Corporation to secure the payment of promissory note due to the Secured Party;

AND WHEREAS the Corporation is now the owner of all assets including the Tradename, “Lumonall” (the “Assets”);

AND WHEREAS the Debtor has acknowledged the indebtedness to the Secured Party in the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (“Indebtedness”) for the payment of the purchase price for the Tradename and have delivered a promissory note (the “Note”) to the Secured Party;

AND WHEREAS the Debtor has agreed to grant, as general and continuing security for the payment and performance of all of its obligations to the Secured Party, the security interest, assignment and mortgage and charge granted herein;

NOW THEREFORE, in consideration of these premises, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE 1– INTERPRETATION

1.1           Definitions.  Whenever used in this Agreement or in any schedules hereto, unless something in the subject matter or context is inconsistent therewith:

“Collateral” - has the meaning set forth in section 2.1 hereof;

“Event of Default” - has the meaning set forth in section 5.1 hereof;

“Obligations” - means all Indebtedness of the Debtor to the Secured Party together with all of the other obligations of the Debtor to the Secured Party set forth herein;

“Permitted Encumbrances” - means the security interests, liens, charges, pledges, encumbrances, mortgages, adverse interests or title retention agreements described in Schedule A hereto;

“PPSA” - means the Personal Property Security Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced; and

“Receiver” - has the meaning set forth in paragraph 5.2(a) hereof.

1.2           Extended Meanings.  In this Agreement, unless something in the subject matter or context is inconsistent therewith, words importing:

(a)	the singular number shall include the plural and vice versa;

(b)	any gender shall include all genders; and

(c)
persons shall include individuals, partnerships, corporations, bodies corporate, unincorporated organizations,  associations, trusts, trustees, government agencies and any other form of entity or organization whatsoever.

The terms “accessions”, “accounts”, “chattel paper”, “documents of title”, “goods”, “instruments”, “intangibles”, “inventory”, “money”, “proceeds” and “securities” and any other terms defined  in the PPSA shall have the meanings ascribed thereto therein, unless otherwise defined herein.

1.3           Sections and Headings.  The division of this Agreement into articles, sections and paragraphs and the use of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular article, section, paragraph or other subdivision or portion hereof and include any agreement or instrument supplemental or ancillary hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to article, section and paragraph numbers are to articles, sections and paragraphs of this Agreement.

1.4           Schedules.  The following are the schedules annexed hereto and incorporated by reference and deemed to form part of this Agreement:

Schedule A - Permitted Encumbrances
Schedule B - Locations of Collateral
Schedule C - Description of Equipment

1.5           Accounting Principles.  Wherever in this Agreement reference is made to any accounting principles, terms or concepts, such reference shall be deemed to be to, and shall be interpreted in accordance with, the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date in respect of which such reference is made or required to be made.

1.6

Entire Agreement.  Except as otherwise provided herein, this Agreement, including any schedules now or hereafter annexed hereto, constitutes the entire agreement between the Debtor and the Secured Party with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Secured Party and the Debtor except as expressly set forth herein.

1.7           Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable in whole or in part, such illegality, invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.  To the extent permitted by applicable law the parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

1.8           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ARTICLE 2 – GRANT OF SECURITY INTEREST

2.1           Security Interest.  As general and continuing security for the payment and performance of the Obligations, the Debtor hereby grants to the Secured Party a first priority purchase-money security interest in all of the Assets, together with:

(a)	Substitutions, Etc. All replacements of, substitutions for and increases, additions and accessions to the Assets; and

(b)
Proceeds.   All proceeds of the Assets and the property described in paragraph 2.1(a), including, without limiting the generality of the foregoing, all personal property in any form or fixtures derived directly or indirectly from any dealing with such property or that indemnifies or compensates for the loss of or damage to such property;

(collectively, the “Collateral”), and as further general and continuing security for the payment and performance of the Obligations, the Debtor hereby assigns the Collateral to the Secured Party and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to the Secured Party, provided that the said assignment and mortgage and charge shall not (i) extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Debtor, but should the Secured Party enforce the said assignment or mortgage and charge, the Debtor shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of the said assignment and mortgage and charge, or (ii) render the Secured Party liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which the Debtor is a party or by which it is bound.

2.2           Attachment of Security Interest.  The Debtor acknowledges that value has been given and agrees that the security interest granted hereby shall attach when the Debtor signs this Agreement and the Debtor has any rights in the Collateral.

2.3           Exclusions.  Notwithstanding any other provisions hereof, the security interest granted hereby does not and shall not extend to, and Collateral shall not include any agreement, right, franchise, license or permit (the “contractual rights”) to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the security interest herein would constitute a breach of the terms of or permit any person to terminate such contractual rights, but the Debtor shall hold its interest therein in trust for the Secured Party and shall assign such contractual rights to the Secured Party forthwith upon obtaining the consent of the other party thereto.  The Debtor agrees that it shall, upon the request of the Secured Party, use its best efforts to obtain any consent required to permit such contractual rights to be subjected to the security interest.

ARTICLE 3

 – REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1           Representations and Warranties.  The Debtor hereby represents and warrants to the Secured Party, as follows:

(a)	Incorporation and Subsistence. The Corporation is incorporated and subsisting under the laws of the jurisdiction hereinbefore set forth.

(b)
Corporate Power and Authority.  The Debtor has the corporate power and capacity to enter into, and to perform its obligations under, this Agreement.  This Agreement has been duly authorized by all necessary corporate action on the part of the Debtor.

(c)	Enforceability. This Agreement has been duly executed and delivered by the Debtor and constitutes a legal, valid and binding agreement enforceable against the Debtor in accordance with its terms.

(d)
No Contravention.  The making and performance of this Agreement will not result in the breach of, constitute a default under, contravene any provision of, or result in the creation of, any lien, charge, security interest, encumbrance or any other rights of others upon any property of the Debtor pursuant to any agreement, indenture or other instrument to which the Debtor is a party or by which the Debtor or any of its property may be bound or affected.

(e)
Financial Information.  All financial information provided by the Debtor to the Secured Party is true, correct and complete and all financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

(f)
Title to Collateral.  Except for Permitted Encumbrances ranking junior to the security interests granted hereby, all of the Collateral is the sole property of the Debtor free from any security interests, liens, charges, pledges, encumbrances, mortgages, adverse interests, title retention agreements or any rights of others, whether they rank prior or junior to, or pari passu with, the security interest, assignment and mortgage and charge granted hereby.

(g)	Location of Records. The address of the Debtor’s chief executive office and the office where it keeps its records respecting the Receivables, is that set forth on the first page hereof.

3.2           Covenants.  The Debtor covenants with the Secured Party that the Debtor shall:

(a)	ensure that the representations and warranties set forth in section 3.1 shall be true and correct at all times;

(b)
maintain, use and operate the Collateral in a lawful and business-like manner and comply in all material respects with all applicable laws, rules, regulations and orders, including, without limitation, those relating to environmental and occupational health and safety matters;

(c)	not permit the Collateral to be affixed to real or personal property so as to become a fixture or accession without the prior written consent of the Secured Party;

(d)
defend the Collateral against all claims and demands respecting the Collateral made by all persons at any time and, except for the Permitted Encumbrances ranking junior to the security interests granted hereby, shall keep the Collateral free and clear of all security interests, mortgages, charges, liens and other encumbrances or interests except for those

(e)

permitted hereby or hereafter approved in writing by the Secured Party prior to their creation or assumption;

(f)
not change its chief executive office or the location of the office where it keeps its records respecting the Receivables, or move any of the Inventory, Securities, Equipment or other Collateral from their current locations, as the same may be specified in Schedule B hereto, without the prior written consent of the Secured Party;

(g)
pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same shall become due and payable, and shall exhibit to the Secured Party, when required, the receipts and vouchers establishing such payment;

(h)
keep proper books of account in accordance with sound accounting practice, furnish to the Secured Party such financial or other information relating to the Debtor and the Collateral as the Secured Party may from time to time require and permit the Secured Party or its authorized agents at any time and at the expense of the Debtor to inspect the Collateral and to examine the books of account and other financial records and reports of the Debtor and to make copies thereof and take extracts therefrom and for such purposes the Secured Party shall have access to all premises occupied by the Debtor or where the Collateral may be found;

(i)
not change its name and, if the Debtor is a corporation, shall not amalgamate with any other corporation, without first giving notice to the Secured Party of its new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective; and

(j)
pay to the Secured Party forthwith upon demand all reasonable costs and expenses (including, without limiting the generality of the foregoing, all legal, Receiver's and accounting fees and expenses) incurred by or on behalf of the Secured Party in connection with the preparation, execution and perfection of this Agreement and the carrying out of any of the provisions of this Agreement including, without limiting the generality of the foregoing, protecting and preserving the security interest, assignment and mortgage and charge granted hereby and enforcing by legal process or otherwise the remedies provided herein; and all such costs and expenses shall be added to and form part of the Obligations secured hereunder.

3.3           Insurance.  The Debtor shall obtain and maintain, at its own expense, insurance against loss of or damage to the Collateral including, without limiting the generality of the foregoing, loss by fire (including so-called extended coverage), theft, collision and such other risks of loss as are customarily insured against on this type of Collateral, in an amount not less than the full replacement value thereof, in such form and with such insurers as shall be reasonably satisfactory to the Secured Party.  If any such policies of insurance contain a co-insurance clause, the Debtor shall either cause any such co-insurance clause to be waived or maintain at all times a sufficient amount of insurance to meet the requirements of any such co-insurance clause so as to prevent the Debtor from becoming a co-insurer under the terms of any such policy.  All such policies shall name the Secured Party as an additional insured and loss payee thereof, as the Secured Party's interests may appear, and shall provide that the insurer will give the Secured Party at least 30 days written notice of intended cancellation.  At the Secured Party's request, the Debtor shall furnish the Secured Party with a copy of any policy of insurance and certificate of insurance or other evidence satisfactory to the Secured Party that such insurance coverage is in effect.  The Debtor shall give the Secured Party notice of any damage to, or loss of, the Collateral forthwith upon the occurrence of any such damage or loss.  Should the Debtor fail to make any payment or perform any other obligation provided in this section, the Secured Party shall have the right, but not the obligation, without notice or demand upon the Debtor and without releasing the Debtor from any obligation hereunder or waiving any rights to enforce this Agreement, to perform any or all of such obligations.

3.4

The amount of all such payments made and all costs, fees and expenses incurred by the Secured Party in performing such obligations shall be immediately due and payable by the Debtor and shall form part of the Obligations hereby secured.

ARTICLE 4 – DEALING WITH COLLATERAL

4.1           Dealing with Collateral by the Debtor.  The Debtor shall not sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except that the Debtor may, until an Event of Default occurs, sell items of Inventory in the ordinary course of its business so that the purchaser thereof takes title thereto free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale shall continue to be subject to the security interest, assignment and mortgage and charge granted hereby and all money received by the Debtor shall be received as trustee for the Secured Party and shall be held separate and apart from other money of the Debtor and shall be paid over to the Secured Party upon request.

4.2           Registration of Securities.  The Secured Party may have any Securities registered in its name or in the name of its nominee and shall be entitled but not bound or required to exercise any of the rights that any holder of such Securities may at any time have, provided that until an Event of Default has occurred and is continuing, the Debtor shall be entitled to exercise, in a manner not prejudicial to the interests of the Secured Party or which would violate or be inconsistent with this Agreement, all voting power from time to time exercisable in respect of the Securities.  The Secured Party shall not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof.  The Debtor shall from time to time forthwith upon the request of the Secured Party deliver to the Secured Party those Securities requested by the Secured Party duly endorsed for transfer to the Secured Party or its nominee to be held by the Secured Party subject to the terms of this Agreement.

4.3           Notification of Account Debtors.  Before an Event of Default occurs, the Secured Party may give notice of this Agreement and the security interest and assignment granted hereby to any account debtors of the Debtor or to any other person liable to the Debtor and, after the occurrence of an Event of Default, may give notice to any such account debtors or other person to make all further payments to the Secured Party, and any payment or other proceeds of Collateral received by the Debtor from account debtors or from any other person liable to the Debtor whether before or after any notice is given by the Secured Party shall be held by the Debtor in trust for the Secured Party and paid over to the Secured Party on request.

4.4           Application of Funds.  Except where the Debtor, when not in default hereunder, so directs in writing at the time of payment, all money collected or received by the Secured Party in respect of the Collateral may be applied on account of such parts of the Obligations as the Secured Party in its sole discretion determines, or may be held unappropriated in a collateral account, or in the discretion of the Secured Party may be released to the Debtor, all without prejudice to the Secured Party's rights against the Debtor.

4.5           Limitation of Liability.  The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person, in respect of the Collateral.

ARTICLE 5– DEFAULT AND REMEDIES

5.1           Events of Default.  The Debtor shall be in default under this Agreement upon the occurrence of any one or more of the following events (herein referred to as an “Event of Default”):

(a)

the Debtor fails to make any payment, or any portion thereof, due to the Secured Party, when due, and such default is not remedied within five business days following such due date;

(b)	the Debtor does not perform when due any of its obligations under section 3.3;

(c)
the Debtor does not observe or perform any covenant or obligation of the Debtor contained in this Agreement (other than a covenant or condition the breach or default in performance of which is specifically dealt with elsewhere in this section 5.1) and such default is not remedied within 10 days after notice has been given by the Secured Party to the Debtor specifying such default;

(d)
any representation or warranty made by the Debtor herein or in any document or certificate provided at any time to the Secured Party in connection herewith shall prove to be incorrect or misleading in any material respect;

(e)	the Debtor is in default under any other agreement with the Secured Party; or under any material agreement with any other person;

(f)
any event of default, subject to expiry of any applicable cure periods, under any other security held by the Secured Party for the Obligations, whether such other security is provided directly by the Debtor or by any other person;

(g)	any change in the legal or effective ownership or control of the Debtor without the prior written consent of the Secured Party;

(h)
the Debtor ceases or threatens to cease to carry on the business currently being carried on by it or a substantial portion thereof or makes or agrees to make an assignment, disposition or conveyance, whether by way of sale, lease, exchange or otherwise, of its assets in bulk;

(i)	the Debtor shall be an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or commit or threaten to commit any act of bankruptcy;

(j)
the commencement of any proceeding or the taking of any step by or against the Debtor for the dissolution, liquidation or winding-up of the Debtor or for any relief under the laws of any jurisdiction relating to bankruptcy, insolvency, reorganization, arrangement, compromise or winding-up, or for the appointment of one or more of a trustee, receiver, receiver and manager, custodian, liquidator or any other person with similar powers with respect to the Debtor or the Collateral or any part thereof;

(k)
the Collateral or any part thereof is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect, and the same is not released, bonded, satisfied, discharged or vacated within the shorter of a period of 15 days and 10 days less than such period as would permit such property or any part thereof to be sold pursuant thereto; or

(l)
the Secured Party believes in good faith that the prospect of payment or performance of any of the Obligations is impaired or that the Collateral is in danger of being lost, damaged or confiscated, or of being encumbered by the Debtor or seized or otherwise attached by anyone pursuant to any legal process.

5.2           Remedies.  On or after the occurrence of any Event of Default, any or all of the Obligations shall at the option of the Secured Party become immediately due and payable or be subject to immediate performance, as the case may be, without presentment, protest or notice of dishonour, all of which are expressly waived; the obligation, if any, of the Secured Party to extend further credit to the Debtor shall cease; any or all security granted hereby shall, at the option of the Secured Party, become immediately enforceable; and in addition to any right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

(a)
the Secured Party may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of the Collateral (which term when used in this section shall include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term “Secured Party” when used in this section shall include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Secured Party shall not be in any way responsible for any misconduct or negligence of any such Receiver;

(b)
the Secured Party may take possession of the Collateral and require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such place or places as may be specified by the Secured Party;

(c)	the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(d)	the Secured Party may carry on or concur in the carrying on of all or any part of the business of the Debtor;

(e)	the Secured Party may enforce any rights of the Debtor in respect of the Collateral by any manner permitted by law;

(f)
the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Secured Party may determine and without notice to the Debtor unless required by law;

(g)	the Secured Party may accept the Collateral in satisfaction of the Obligations upon notice to the Debtor of its intention to do so in the manner required by law;

(h)
the Secured Party may, for any purpose specified herein, borrow money on the security of the Collateral in priority to the security interest, assignment and mortgage and charge granted by this Agreement;

(i)
the Secured Party may enter upon, occupy and use all or any of the premises, buildings and plant occupied by the Debtor and use all or any of the Equipment and other personal property of the Debtor for such time as the Secured Party requires to facilitate the realization of the Collateral, free of charge, and the Secured Party will not be liable to the Debtor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

(j)
the Secured Party may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Secured Party hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Secured

(k)

Party deems reasonable, will be added to and form part of the Obligations hereby secured; and

(l)
the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the Obligations hereby secured.

5.3           Additional Rights.  The Secured Party may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up securities, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Secured Party sees fit without prejudice to the liability of the Debtor to the Secured Party or the Secured Party's rights hereunder.

5.4           Application of Proceeds.  The Secured Party may apply any proceeds of realization of the Collateral to payment of expenses in connection with the preservation and realization of the Collateral as above described and the Secured Party may apply any balance of such proceeds to payment of the Obligations in such order as the Secured Party sees fit.  If there is any surplus remaining, the Secured Party may pay it to any person having a claim thereto in priority to the Debtor of whom the Secured Party has knowledge and any balance remaining must be paid to the Debtor.  If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the aforesaid expenses, the Debtor will be liable to pay any deficiency to the Secured Party forthwith on demand.

ARTICLE 6 – GENERAL

6.1           Multiple Debtors.  If there is more than one Debtor named herein, the term “Debtor” shall mean all and each of them, their obligations under this Agreement shall be joint and several, the Obligations shall include those of all or any one of them and no Debtor shall have any right of subrogation, exoneration, reimbursement or indemnity whatsoever and no right of recourse to the Collateral for the Obligations hereunder unless and until all of the Obligations have been paid or performed in full.

6.2           Power of Attorney.  Upon the occurrence of an Event of Default that is continuing, the Debtor hereby irrevocably constitutes and appoints any representative for the time being of the Secured Party the true and lawful attorney of the Debtor, with full power of substitution, to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever such representative may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect of the Collateral in accordance with this Agreement.

6.3           Additional Continuing Security.  This Agreement and the security interest, assignment and mortgage and charge granted hereby are in addition to and not in substitution for any other security now or hereafter held by the Secured Party and this Agreement is a continuing agreement and security that shall remain in full force and effect until discharged by the Secured Party.

6.4           Enurement.  This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the Debtor (including, without limitation, any corporation resulting from an amalgamation with the Debtor) and shall benefit the heirs, executors, administrators, successors and assigns of the Secured Party.

6.5           No Waiver.  No delay or failure by the Secured Party in the exercise of any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right.

6.6    Notices.  Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, courier, telecopy or registered mail addressed to the recipient at the address set forth on the first page hereof or to such other address, or to the attention of such other individual, as may be designated by notice by any party to the other in accordance herewith.  No such communication shall be deemed to be received until actually delivered or transmitted to the address specified herein or in accordance herewith.

6.7           Modification and Assignment.  This Agreement may not be amended or modified in any respect except by written instrument signed by the party intended to be bound hereby. The rights of the Secured Party under this Agreement may be assigned by the Secured Party without the prior consent of the Debtor.  The Debtor may not assign its obligations under this Agreement.

6.8           Further Assurances.  The parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto or its or her counsel may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its or her power to implement to the full extent the provisions of this Agreement.

6.9           Discharge.  The Debtor shall not be discharged from any of the Obligations or from this Agreement except by a release or discharge signed in writing by the Secured Party upon payment in full of the Indebtedness.

6.10        Executed Copy.  The Debtor acknowledges receipt of a fully executed copy of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

LUMONALL INTERNATIONAL CORPORATION Per: c/s Name: Title: President

LUMONALL, INC. Per: ________________________________c/s Name: John Simmonds Title: CEO

Schedule A

Permitted Encumbrances

A.1           Liens for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time by the Debtor in good faith by proper legal proceedings and provided that such proceedings effectively postpone enforcement of any such lien.

A.2           Liens of any judgement rendered or claim filed against the Debtor which the Debtor shall be contesting in good faith by proper legal proceedings and provided that such proceedings effectively postpone enforcement of any such lien.

A.3           Encumbrances resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings or to secure worker’s compensation, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations and, subject to the terms otherwise set out in this Agreement, liens or claims incidental to current construction, repair, storage, carrier or similar liens.

A.4           Any security given to a public utility or any municipal or governmental or other public authority when required by such utility or other authority in connection with the operations of the Debtor in the ordinary course of its business.

Schedule B

Locations of Collateral

175 Romina Drive, Concord, Ontario L4K 4V3, the Debtor’s registered head office, or wherever located

Schedule C

Description

Tradename :  “Lumonall” and equipment, inventory, accounts receivable and any proceeds thereof.